                                                                   EXHIBIT 10.30

                           UNPROTECTED LEASE AGREEMENT

                 Made and executed on the 7th of February, 2002

                                     Between

                 MOFARI LTD. Private Company Number 51-1406282-1

                         By its director Menahem Rozler

                 To be referred to hereinafter as "the Landlord"

                                                                THE FIRST PARTY

                                       and

        ITURAN LOCATION AND CONTROL LTD. Public Company Number 520043811

                  To be referred to hereinafter as "the Tenant"

                                                                THE SECOND PARTY

DEFINITIONS: In this agreement, the following terms shall have the meaning indicated alongside them:

"The Leased Premises"     An area of approximately 2614 square meters gross, in
                          which are included, pursuant to the parties'
                          agreement, an addition for public areas, on the ground
                          and Basement A and Basement B floors, located in the
                          building belonging to the Landlord in the new
                          industrial park in Azor, known as Parcel 87 in Bloc
                          6010, and outlined in red in the diagrams that are
                          attached as Appendices A, B, C and D and which
                          constitute an integral part of the contract
                          (hereinafter: "the Diagrams.")

"The Law"                 The Tenancy Protection Law (Integrated Version)
                          5732 -1972.

"The Lease Period"        The Lease Period indicated in Section 4 of this
                          agreement.

"The Parties"             The Landlord and the Tenant together.

PREAMBLE

Whereas:          The Landlord declares that it is leasing from the Israel Lands
                  Administration the parcel on which it built the building in which the

                  Leased Premises are located, outlined in red in the Diagrams attached hereto as an integral part of this agreement;

And whereas:      The Landlord wishes to lease the Leased Premises to the Tenant through a tenancy which is not protected by the Law, for the period and under the conditions set out in this agreement;

And whereas:      The Parties hereby declare that on August 20, 1968, there was no resident entitled to possession of the Leased Premises
                  and/or that the Leased Premises were vacated by any resident who was entitled to possess them after August 8, 1968;

And whereas:      The parties declare that the Leased Premises is hereby leased to the Tenant without the Tenant having paid any key money or other consideration (other than the rental payments,
                  maintenance payments, expenses, etc., as set out in this
                  agreement) for the leasing of the Leased Premises;

And whereas       The parties wish to arrange the terms of the leasing of the
                  Leased Premises to the Tenant, all pursuant to and in
                  accordance with the terms of this agreement and with what is set out therein;

  IT IS THEREFORE DECLARED, AGREED AND PROVIDED BETWEEN THE PARTIES AS FOLLOWS:

1.   The preamble to this agreement, along with the attached appendices, constitute an integral part thereof and the parties' declarations included in the preamble bind them to the same degree as do the conditions included in the body of the agreement.

     WAIVER OF A CLAIM OF NON-SUITABILITY

2.   The Tenant hereby declares that it has examined the Leased Premises and that it confirms that it received the Leased Premises in good condition, that the Leased Premises are suitable for its purposes, that the Landlord did not give the Tenant any description of the Leased Premises and/or declaration regarding the quality of the Leased Premises and/or the characteristics of the Leased Premises and that the Tenant is entering into this lease agreement on the basis of its examination and its impressions and that it hereby expressly waives, in advance, any claim of non-suitability.

     THE LEASE - ITS PERIOD AND ITS PURPOSE

3.   The Landlord hereby leases the Leased Premises to the Tenant and the Tenant hereby leases the Leased Premises from the Landlord, for the period and under the conditions indicated in this agreement.

                                        2

4.

     a.   The period of the lease is for 72 months beginning on April 1, 2002, and will conclude on March 31, 2008 (hereinafter: "the LEASE PERIOD").

     b.   The Tenant is hereby given an option right to extend the Lease Period for one period of an additional 48 months, beginning on April 1, 2008 and concluding on March 31, 2012 (hereinafter: "the OPTION PERIOD").
          All of the provisions of this agreement other than the provisions regarding the Rental Payments and the Maintenance Expenses and except for the right to use an additional option, shall apply, mutatis mutandi, to the Option Period. The right to exercise the
          above-mentioned option is given to the Tenant subject to the Tenant carrying out in full and on time all of the provisions of this agreement during the period until the beginning of the exercise of the option, and subject to the Tenant having notified the Landlord in writing at least 180 days prior to the beginning of the Option Period that the Tenant wishes to extend the Lease Period for the entire
          Option Period.

5.   The parties agree that purpose of the lease is the use of the Leased
     Premises only, as offices, service centers, laboratories and storage areas.
     The Tenant undertakes not to use the Leased Premises for any purpose other than the purpose indicated above.

6.   A breach of the provisions of Section 5 above will be considered to be a fundamental breach of this agreement.

     THE CONSIDERATION

7.

     a.   In consideration for the leasing of the Leased Premises, the Tenant undertakes to pay the following to the Landlord:

          (1)  The shekel amount equivalent to 9.41, nine dollars and forty-one cents, per month with the addition of VAT, for every square meter, gross, of the Leased Premises, as indicated in the above definition of the Leased Premises, as monthly rental payments
               (hereinafter: "rental payments.")

          (2)  An additional shekel amount equivalent to $4 per month (four
               United States Dollars) with the addition of VAT, for every square meter of the Leased Premises, as described in the definition of the Leased Premises, (hereinafter: "the Maintenance Expenses"), which shall be paid for the maintenance of the air-conditioning systems, computerized smoke detection, elevators, cleaning of the public areas, sanitary plumbing in the public bathrooms, and for municipal property taxes, not including water. The payment for the use of water will be paid by the Tenant, and will be imposed on it in addition to the above-mentioned amount in accordance with its actual consumption, at the rate at which the Landlord is charged by the Azor Local Council. If the municipal property taxes (arnona) increase on a real basis beyond the increase in the consumer's price index, the part of the payment that is for the property tax, which is included in the Maintenance Expenses, shall be increased at the rate of

               the real increase of the municipal property taxes. The Landlord will issue a confirmation to the Tenant regarding the
               above-mentioned increase in the property taxes.

          (3)  During the Option Period and from the time at which it begins, the Rental Payments and the Maintenance Expenses will increase at the rate of 10%.

          (4)  The Rental Payments and the Maintenance Expenses (subject to the above provisions regarding the municipal property taxes) will be linked to the representative dollar exchange rate as such is published by the Bank of Israel, all as set out below, and will be referred to hereinafter as the "RENTAL PAYMENTS." That is, wherever the phrase "Rental Payments" is used in this agreement, the reference is to the Rental Payments and the Maintenance
               Expenses.

          (5)  The Rental Payment amounts indicated in this agreement in dollars will be multiplied by the representative exchange rate of the
               American dollar as it is known at the time of the actual payment.

     b.   (Cancelled).

     c.

          (1)  On April 1, 2002, the Tenant will pay to the Landlord an amount covering four months of rental and maintenance. Deposits that were deposited with the Landlord pursuant to previous lease agreements with the Tenant and/or related companies will be set off against the above-mentioned payment. Beginning with the fourth month and onwards, i.e. on July 1, 2002, the Rental
               Payments will be paid to the Landlord every three months, in advance.

          (2)  Rental Payments in the amount of one month of rental, out of the amount indicated in 7c(1), will be used as security to guarantee the Tenant's obligations. This amount will be reimbursed to the
               Tenant, linked to the dollar's representative exchange rate, without interest, after the conclusion of the Lease Period and/or of the Option, on condition that the Tenant has fulfilled all of its obligations pursuant to this agreement.

     d.   The Tenant will also pay to the Landlord, in addition to the Rental
          Payments and the Maintenance Expenses, VAT at the rate applicable by law on the day of the payment - against the issuance of a tax invoice.
          The VAT amount will be paid to the Landlord at the times set for the payment of the Rental Payments and the Maintenance Expenses as
          indicated in this agreement, with a check dated tow days prior to date established by law for the payment of the VAT for the particular receipt.

     e.   A breach of the provisions of Section 7, including all of its sub-sections, will be considered to be a fundamental breach of this agreement.

                                        4

     THE  TENANT'S OBLIGATIONS

8.   The Tenant hereby undertakes the following vis-a-vis the Landlord:

     a.   To use the Leased Premises only for the purpose of the tenancy and not for any other purpose and/or goal whatsoever.

     b.   Not to transfer all or some its rights pursuant to this agreement, in any manner or form, either with or without consideration, to another or to others, and not to rent out all or part of the Leased Premises to another or to others, and not to allow and/or permit another or others to use the Leased Premises or any part thereof - except that the Tenant may allow and/or permit the Tenant's employees, to use the
          Leased Premises for the purpose of their work with the Tenant.

          Notwithstanding the above, the Landlord will not refuse to give its consent to the Tenant to give over for use, or to rent out, part of the Leased Premises to a sub-tenant, so long as the Tenant continues to be responsible to the Landlord for the fulfillment of all of its obligations pursuant to this agreement, including vacating the Leased
          Premises by the sub-tenant at the dates established pursuant to this agreement. The Landlord may refuse to give such consent for reasonable cause.

     c.   Notwithstanding the above, it is agreed that the Tenant may allow its parent companies, subsidiaries or related companies to use the Leased
          Premises, on condition that such companies sign, as a condition for the granting of such permission, a declaration that they know that they are only authorized parties in the Leased Premises, and that they undertake to carry out the provisions of this agreement.

          In any event, the Tenant will be responsible for vacating the Leased
          Premises by the above-mentioned companies at the end of the Lease
          Period and/or of the Option Period.

     d.   To pay the agreed Rental Payments and the Maintenance Expenses in a timely fashion, including VAT.

     e.

          (1)  To pay, in an orderly and ongoing fashion, and at the time requested, the bills for electricity relating to the Leased
               Premises, at the rate of 34 agurot per kilowatt hour, with the addition of VAT, linked to changes in the Electricity Company's rates beginning on January 1, 2002, as such bills are submitted by the Landlord.

               If, in any month whatsoever, it turns out that the calculation of the amount that the Landlord is required to pay to the
               Electricity Company indicates that the price per kilowatt hour is higher than 34 agurot (with the addition of VAT), without such excess having any connection to the increase in the Electricity

               Company's rates, the Tenant will pay the above-mentioned price differential to the Landlord after the Landlord presents the appropriate details to the Tenant. The Tenant will not in any event pay less than 34 agurot per kilowatt hour.

               The Tenant also undertakes to pay for the water for the Leased
               Premises, as such payments may be requested from time to time by the Azor Regional Council or by the Landlord, as well as business tax and any other tax and/or charge and/or payments which are imposed on the Leased Premises and regarding which it has not been agreed that they will be imposed on the Landlord.

          (2)  Property tax and any tax, charge, and the like, which are, by their nature, imposed on the owners of a property, as opposed to on the possessors thereof, if any such are imposed, shall be imposed on the Landlord and the Landlord shall pay them.

          (3)  The Tenant will also pay for the air-conditioning provided to it, on the basis of the hours in which the air-conditioning is operated in the Leased Premises and in accordance with the account that shall be prepared according to the air-conditioning operation hours meter, which shall be submitted to the Tenant by the Landlord. The payment shall be calculated in the following manner: the amount of tons of cooling, as established by the
               Landlord's air-conditioning engineer, multiplied by the number of hours of usage per month, as established by the above-mentioned meter, multiplied by 34 agurot multiplied by 1.5 kilowatt hours per ton of cooling, multiplied by 0.8, with the addition of VAT.
               The above-mentioned amount of 34 agurot, shall be linked to changes in the Electricity Company's rates, beginning on January
               1, 2002, and linked to that which is described in sub-section
               e(1) above.

     f.   To preserve the Leased Premises, its walls, floors, doors, electrical systems and other installations belonging to the Leased Premises in good condition and in good repair and not to break and/or destroy the above-mentioned, and to use the Leased Premises in a cautious and reasonable manner, to return the Leased Premises to the Landlord in good condition and in good repair as it received them, except for wear and tear resulting from normal and reasonable use, and empty of any person and/or property belonging to the Tenant, and free of any debts and/or payments that the Tenant is required to pay pursuant to this agreement.

     g.

          (1)  Not to change the structure of the Leased Premises in any manner whatsoever, and not to make any changes in the Leased Premises and in the Leased Premises' systems and not to carry out any renovation work or any changes, without receiving the Landlord's advance written consent.

          (2)  This is on condition that - without derogating from the generality of the prohibition set out in sub-Section g(1) above -
               any addition and/or installation and/or improvement and/or change and/or repair made in the Leased Premises by the Tenant, even with the Landlord's written consent, will be considered to be the
               Landlord's property (without the Landlord being liable for any payment for such) and will be transferred to the Landlord's possession without the Tenant having any right whatsoever to request compensation and/or any payment for them, unless the
               Landlord requests that they be removed.

          (3)  Notwithstanding the above, the Landlord may request from the
               Tenant that it remove any change and/or improvement and/or addition and/or installation that has been carried out without receiving the Landlord's permission, and request the restoration of the Leased Premises either completely or partially to their original condition, either during the Lease Period or after its conclusion. If the Landlord has given its consent to the changes and/or improvements and/or additions, the Landlord may request their removal and the restoration of the Leased Premises to their original condition at the end of the tenancy.

               If the Tenant does not restore the Leased Premises to their original condition at the Landlord's request, as described above, the time that the Landlord is required to wait until it receives the Leased Premises back in its possession in their original condition shall be considered to be a delay in the returning of the Leased Premises to its possession.

               If the Landlord requires that which is described above, the
               Tenant undertakes to do as required, at its expense and
               responsibility, in a professional and appropriate manner, within the time established by the Landlord, in coordination with and under the supervision of the Landlord. If the Tenant does not respond to such requests, the Landlord may carry them out itself and charge the Tenant with all of the Landlord's expenses and damages. Even if the Landlord does not carry out the above, the
               Tenant will be required to pay to the Landlord all of the
               Landlord's damages and expenses as are required for the execution of that which is described above, if the Landlord had asked that the Tenant carry out what is described above and the Tenant has not carried out the request within 7 days from the time of the request.

     h.   The Tenant will act carefully in the Leased Premises and it undertakes to repair, at its expense and close to the time of their discovery, all damages and/or faults that are caused to the Leased Premises for any reason whatsoever, except for damages and/or faults in those systems that are shared with the other units in the building and in the water pipes in the walls of the Leased Premises. The above limitations regarding the Tenant's obligation to repair are conditioned on the damages and/or faults not being caused by the
          Tenant and/or by its employees and/or by its invitees and/or by persons connected to the Tenant in any manner whatsoever. The landlord shall be liable for Damages and/or breakdowns in the systems that are shared with the other units in the building and in the water pipes in the walls of the Leased Premises.

     i.   It is agreed that the repairs to the Leased Premises' electrical system which begins at the electrical board belonging to the Leased
          Premises, will be carried out by the Tenant and at its expense. The
          Tenant will replace the lamps in the Leased Premises with new lamps.
          The Landlord shall be liable for repairs to the public electrical systems. The obligation to repair the damages and/or the breakdowns which is described above applies as well to the carpeting in the
          Leased Premises - the Tenant will be required to repair them and/or replace them, at the Landlord's request and to its satisfaction.

          Repair of the Leased Premises as described in Sections h and i above will be carried out under the Landlord's supervision and control. If the Tenant does not carry out repairs in the Leased Premises within 14 days from the date on which it is requested in writing to carry them out, the Landlord may but is not required to carry out the repairs itself or through its representatives, and to charge the Tenant with all the expenses of the repairs and with all that is involved in the execution of the repairs, even if the Landlord decides in actuality not to carry out the repairs or part of them.

          Notwithstanding the above, it is agreed that the Landlord's employees will in all events repair the water system upon coordination with the
          Tenant, to the extent such is possible. The Tenant will, immediately upon the Landlord's request, pay those repair and work expenses for which - pursuant to the provisions of this agreement - the Tenant is liable.

     j.   The Tenant undertakes to notify the Landlord of any occurrence of damage or breakdown in the Leased Premises, immediately upon its discovery.

     k.   The Tenant undertakes, at the conclusion of the lease or of the Option
          Period, whichever is relevant, to ensure that the Leased Premises that were given to the Tenant in good condition are restored to the condition they were in on the day they were received, subject to wear and tear resulting from normal and reasonable use. The Tenant is required to paint the Leased Premises and its walls in a good and professional manner, to the Landlord's satisfaction, within 7 days prior to the conclusion of the tenancy or of the option.

     l.   It is agreed that the Landlord or anyone whom the Landlord appoints may visit the Leased Premises during ordinary work hours and after giving notice, in order to examine the Leased Premises in order to ascertain the fulfillment of this agreement.

     m.   The Tenant will allow the Landlord or its representative to have access to the electricity, telephone, water, air-conditioning, sewage, etc. pipes, for the sake of handling, repairs, modifications and the like, or for performing anything which is required to carry out the above-mentioned in the pipes that pass and/or are installed and/or are located and/or which will be installed in the Leased Premises.

          Nothing in the above shall constitute a determination that the
          Landlord is obligated to make the above-mentioned repairs or modifications. The Tenant declares that it is aware that the Leased
          Premises has a 1 phase, 40 ampere electrical system.

     n.   The Tenant undertakes to carry out all the provisions of this agreement, including to continue to make all the rental payments in a timely fashion, even if the Tenant's use of the Leased Premises has been cancelled or transferred, either partially or completely, for any reason whatsoever, on condition that such cancellation was not caused by a breach of the contract by the Landlord and/or as a result of a force majeure, such that the Leased Premises could not longer serve their purpose.

     o.   The Tenant undertakes to keep the Leased Premises and its environs and any other place which serves the Tenant in the context of this lease agreement clean, and not to place any vehicles, tools, containers, articles, pieces of scrap and other chattels outside of the Leased
          Premises and not to cause any annoyance to persons who are visiting or are located in the building in which the Leased Premises are located, and to be liable to the government and municipal institutions and authorities for the payment of any fines whatsoever that are the result of the non-fulfillment of the provisions of this section.

     p.   The Tenant undertakes to take care, by itself and at its expense, of obtaining the licenses required for using the Leased Premises and to act in accordance with the laws, regulations and rules, and to bear the cost of all fines and payments that are imposed, if such are imposed, in connection with the use of the Leased Premises; and not to interfere with the other persons or entities who have the right to use the other parts of the building in which the Leased Premises are located, including the common property. The Landlord confirms that to the best of its knowledge, there is nothing to prevent the use of the
          Leased Premises for the purpose of the tenancy.

     q.   The parties agree that in the event that the Tenant vacates the Leased
          Premises prior to the end of the Lease Period, without the Landlord's written consent, it will be required to pay to the Landlord the full rental payments through the end of the Lease Period and/or the end of the Option Period, whichever is relevant, and all of the Tenant's obligations will continue to apply until the end of the Lease Period or the Option Period, as stated in this agreement.

          The above will not apply in the event that the contract is properly cancelled by the Tenant due to the Landlord's breach thereof and/or due to force majeure, such that the Leased Premises can no longer be used for its purpose.

     r.   The Tenant hereby declares that:

          (1)  The Landlord will not be responsible in any manner whatsoever for the Tenant obtaining and/or continuing to obtain an appropriate license from the competent authorities for the operation of the business which it wishes to operate in the Leased Premises
               (hereinafter: "the BUSINESS LICENSE"), and that the Landlord is not responsible for the Leased Premises being appropriate for the operation of such business.

          (2)  Any liability, handling, preparations and expenses connected to the obtaining of the Business License will be imposed on the
               Tenant only, and the liability, handling, expenses, preparation and execution connected to the fulfillment of any request from a competent authority as a condition for the obtaining of the
               Business License will also be imposed on the Tenant alone and shall be its responsibility.

     s.   The Tenant declares that the Landlord has notified it that no vehicle whose total weight exceeds 4 tons may go on the ramp. The Tenant undertakes to ensure that the above-mentioned prohibition is observed both by the Tenant and by its employees and by anyone connected to the
          Tenant, either directly or indirectly.

     t.   [Crossed - out] [Stamp and signature in the margins.]

     u.   A breach of the provisions of Section 8, including of any of its sub-sections, will be considered to be a fundamental breach of this agreement.

     v.   The Tenant declares that it has been clarified to him that the tenancy does not include the provision of a parking space for a vehicle, unless otherwise indicated in this contract.

BREACHES

9.

     a.   The parties provide and agree that any breach of the provisions of
          Sections: 5,7,8,10,15, 19, 24, 25, 33, and 34 of this agreement will constitute a fundamental breach and will entitle the Landlord, in addition to any other remedy granted to it either by agreement or by any relevant law, to cancel this agreement without warning, and the
          Tenant will be required to vacate the Leased Premises immediately.

     b.   The Tenant hereby declares that it is aware that if it does not pay, in full and in a timely fashion, the Rental Payments and the
          Maintenance Expenses - including the additions and the linkage - all as set out in Section 7 above and/or, inter alia, the other payments for which it is liable pursuant to this contract, and/or if it breaches the provisions of Section 25a below, the Landlord may, with written warning given 14 days in advance, disconnect the supply of electricity to the Leased Premises. The Tenant will not have any grounds for complaint whatsoever against the Landlord in connection with such disconnection and/or for any direct and/or indirect damage which is caused to the Tenant, if any such damage is caused, as a result of the disconnection.

VACATING AND SECURITIES

10.  Upon the conclusion of the tenancy, whether as a result of the completion of the tenancy or of the option, whichever is relevant, and whether as a result of the early cancellation of this agreement as stated in Section 9 above, or whether this agreement comes to its conclusion for any purpose whatsoever, the Tenant hereby undertakes to

                                       10

     vacate the Leased Premises and to return them to the Landlord in the same condition in which the Tenant received them, in good repair, clean, painted, plastered, and orderly, with the carpets and/or floorings replaced or repaired if necessary as the Landlord has requested, with the Leased
     Premises being free of any person or article, and free of any debts and payments which are imposed on the Tenant pursuant to this agreement, and the Tenant undertakes to carry out all of its obligations pursuant to this agreement. Any breach of the provisions of this section shall be considered to be a fundamental breach of this agreement.

11.

     a.   If the Tenant does not carry out that which is described in Section 10 above and/or does not restore the Leased Premises to its prior condition as the Landlord has requested and/or does not carry out the rest of the provisions of this agreement, the time that the Landlord is required to wait until it receives possession of the Leased
          Premises in accordance with the provisions of this agreement will be considered to be a delay in the return of the Leased Premises to the
          Landlord's possession.

     b.

          (1)  in addition the other provisions of the agreement, the amounts deposited with the Landlord as provided in Section 7c(2) above will also serve to guarantee the fulfillment of the Tenant's obligations that are imposed on him pursuant to this agreement.

          (2)  If the Tenant breaches any of the provisions of this agreement, and after the Landlord has given it a period of 7 days in which to fulfill its obligations, as shall be set out in a written notice sent to the Tenant, and the Tenant has not repaired the breach, the Landlord may foreclose on the funds or on part of them - whichever is relevant.

     c.   The transfer of the funds to the Landlord and/or collection of the amount thereof or of part of them will not grant any rights whatsoever to the Tenant in the Leased Premises, nor will it prevent and/or delay a legal suit for vacating the Leased Premises and/or for the execution of a judgment that may be given, nor will it prevent the Landlord from taking any legal action and/or asking for any relief granted to it by any relevant law and/or pursuant to this agreement.

12.  It is hereby expressly agreed by the parties that if the Tenant does not vacate the Leased Premises at the end of the Lease Period and/or
     immediately upon the Landlord's request made as a result of the cancellation of the agreement in accordance with Section 9 above, the
     Landlord or anyone acting on its behalf may, in addition to receiving any other relief granted to them pursuant to this agreement and/or pursuant to any relevant law, enter into the Leased Premises and take possession of it, even without obtaining the Tenant's consent, and change the locks, cut off the flow of electricity and the water, and take the Tenant's possessions out of the Leased Premises and store them in any place they see fit. The
     Landlord and/or its

                                       11

     representative will not be responsible for any damage which could be caused to the Tenant as a result of the Landlord having received possession as stated and/or from the transfer of the Tenant's possessions and their storage. Any expenses in connection with the storage of the possessions and their transport will be imposed on the Tenant only.

13.

     a.   Additionally, and without derogating from the other provisions of this agreement, the parties agree that if the Tenant does not vacate the
          Leased Premises and transfer the possession thereof to the Landlord immediately upon the conclusion of the tenancy relationship between them pursuant to this agreement, an amount equal to $1.30 per square meter, gross, will be paid to the Landlord, linked as provided in
          Section 7 above, for each additional day in which the Tenant remains in the Leased Premises, or delays the return of the possession thereof to the Landlord beyond the date of the conclusion of the tenancy relation between them pursuant to the provisions of this agreement.
          Upon the occurrence of what has been described in this section, the above-mentioned amount will constitute agreed usage fees in replace of the Rental Payments indicated in Section 7a(1) above.

          The parties hereby declare that the above-mentioned amount was established through their mutual consent, after making careful and exact consideration, as the amount of usage fees that have been agreed and estimated in advance, and the Tenant declares that it will be prohibited from making claims and/or objections regarding the size of this amount.

     b.   Nothing in sub-Section a above will detract from the Landlord's rights, in the event of a breach, to take any action or any measures against the Tenant pursuant to any relevant law and/or the provisions of this agreement.

SALE OF THE LEASED PREMISES

14.  The parties expressly agree that the Landlord has the right to transfer and to sell the Leased Premises to whomever it sees fit, subject to the continuation of this lease agreement until its conclusion and to the preservation of the Tenant's rights pursuant to it, without it being required to obtain the Tenant's consent.

     The Tenant hereby declares that it has and will have no claims and/or arguments regarding such transfer and that the Landlord may carry out such a transfer without consulting the Tenant or obtaining its consent.

                                       12

INSURANCE

15.

     a.   The Landlord will insure the building of the Leased Premises (not including the contents of the Leased Premises or the Tenant's equipment) with comprehensive insurance, and third party liability for the public areas, in insurance amounts that the Landlord shall determine. All expenses and premiums, of all kinds, relating to the above-mentioned insurance will be imposed, in proportion to the Leased
          Premises' relative share of the building, on the Tenant only, and will be paid by the Tenant immediately upon the Landlord's request. The
          Landlord will present the Tenant with a confirmation of the amount of the premium and of the expenses.

     b.   The Landlord hereby declares that it will ensure that the insurance policy will include a waiver of the right of indemnification against the Tenant.

     c.   The Tenant is required, at its own expense, and throughout the entire
          Lease and Option Period, to insure, through an insurance company known in Israel, the contents of the Leased Premises, including the pole, the electronic equipment and the generator on the building roof, which shall be referred to together hereinafter as "the equipment and the pole," and the Tenant will also arrange third party insurance for the
          Leased Premises, the equipment and the pole, with limitations of liability such as are standard in the Tenant's business. Nothing in the purchase of the insurance as described in this sub-section will serve to derogate from the Tenant's liability, as described in sub-Section e below, beyond the insurance amounts indicated in the insurance policies.

     d.   The Tenant will, by the time of the tenancy's commencement, present the insurance policy or a confirmation from the insurance company to the Landlord, regarding the arranging of the above-mentioned insurance.

     e.   The Tenant alone will be responsible for any damage that it and/or its employees and/or its agents and/or its invitees and/or those acting on its behalf and/or for it may cause during the Lease Period to any person and/or property while they are in the Leased Premises, including while entering and/or exiting it, and for the equipment, inventory and installations attached to the Leased Premises. The
          Tenant undertakes to indemnify the Landlord for any damage and/or financial expense which the Landlord suffer or incurs as a result of any suit or claim which is brought, if any such is brought, against the Landlord in connection with events and/or damages within the area of the Tenant's liability. The Tenant undertakes to do all that it can do to have the Landlord eliminated as a Defendant in any legal proceeding regarding damages such as are described in this sub-section.

     f.   If the Tenant does not, immediately upon the Landlord's request, pay the amounts of the insurance premiums, as stated above, the Tenant will be required to return to the Landlord any amount which it has paid, with the addition of increments for linkage to the dollar as described in Section 7 above, and with the addition of interest such as is charged in Bank Hapoalim with regard to exceptional overdrafts in current loan accounts. The calculations will be carried out at the time of the Landlord's request for payment and by the time of the actual payment.

                                       13

     g.   Any breach of the provisions of Section 15, including any breach of any of its sub-sections, will be considered to be a fundamental breach of this agreement.

CONTINUATION OF CONSTRUCTION

16.

     a.   The Tenant declares that it agrees that the Landlord, at its exclusive discretion, may continue to construct the building in which the Leased
          Premises and its systems are located, and that the Tenant may not object to such construction so long as the construction does not cause a change in the structure of the Leased Premises.

     b.   The Landlord undertakes to allow the Tenant, during such construction, free access to the entry to the Leased Premises. The Landlord will take all necessary measures, in accordance with its discretion, to limit to the extent possible, disturbances which could be caused to the Tenant as a result of the construction.

INSTALLATION OF THE TELEPHONE

17.  The Tenant may order and install telephones in the Leased Premises, and the
     Tenant alone will be responsible for the expenses involved in such. Upon the conclusion of the contract for any reason whatsoever, the Tenant may take possession of the telephones after paying for any debts for them.

     To remove doubt, it is noted that the Landlord will not be obligated to supply the Tenant with a telephone line to the Leased Premises, but to carry out any necessary preparation in order for it to be possible to install a telephone line in the Leased Premises. The Landlord confirms that there is an infrastructure in the building that enables the installation of
     __ telephone lines in the Leased Premises.

MISCELLANEOUS

18.

     a.   Without derogating from any other right granted to the Landlord, the
          Landlord may pay off any payment which the Tenant is obligated to pay and which the Tenant has not paid in a timely fashion, and to request reimbursement of such payment, with the inclusion of interest at the rate which is used in Bank Hapoalim at that time for exceptional overdrafts in current loan accounts.

                                       14

     b.   Any invoice, receipt or other written confirmation regarding the payment of any of the payments that the Tenant is required to pay off, which sets out the date of issuance, the amount and the nature of the payment that has been paid off, will be deemed as notice and confirmation of the payment of the amount at the time indicated on such receipt or confirmation, and of the Tenant's obligation to reimburse the Landlord for said amount immediately.

19.

     a.   The Tenant undertakes not to hang or place any signs and/or other marks on the building in which the Leased Premises are located and/or in any other part of the Leased Premises and/or the courtyard. Signs in the building in which the Leased Premises are located will be uniform and will be supplied by the Landlord. The Tenant will pay the
          Landlord immediately upon its request for the Tenant's proportionate share of any expenses for the preparation and assembly of the signs, at cost plus the addition of 10% for general expenses.

     b.   Notwithstanding the provisions of sub-Section a above, the Tenant may, with written approval from the Landlord, replace the sign at the entrance to the Leased Premises on the ground floor, at the Tenant's expense. The measurements of the new sign will not exceed those of the existing sign. The Tenant must present a plan with the measurements of the new sign before the new sign is installed. The Tenant may install the new sign only after receiving the Landlord's written approval for the plan. The Tenant will bear any expense and/or payment required by the authorities for installation of the above-mentioned sign. Upon conclusion of the lease agreement, the Tenant is required to remove the sign at its expense and to restore the Leased Premises to the condition they were in before any sign whatsoever was placed in them.
          Any breach of the provisions of this section will be considered to be a fundamental breach of this contract.

20.  Additionally and without derogating from the generality of the above, the parties agree that if an asset receiver and/or executor and/or liquidator or temporary or permanent trustee is appointed for the Tenant, and such order is not cancelled within forty days from its issuance, it shall be considered to be a fundamental breach of this agreement and the provisions of Sections 9 and 10 above will apply in such case. However, nothing in the above derogates from the Landlord's remaining rights according to this agreement and/or according to any law.

21.  Any debt resulting from and/or created pursuant to this agreement will be, for the purpose of any laws and/or regulations applied and/or used in
     Israel, deemed to be a fixed debt that may be demanded, and the time of payment for which is the time established in this agreement.

22.  The Tenant will be liable for the expenses for stamp tax for this agreement.

                                       15

23.  The parties agree that if the parties do not use their rights in accordance with the provisions of this agreement, then any delay and/or postponement and/or extension will not be considered to be a waiver or consent of any kind whatsoever by such party or to be a modification of a term of this agreement, and no such modification and/or waiver in this agreement will have any force unless it is made in writing and signed by both parties.

24.

     a.   The Tenant may not ask for electricity directly from the Electric
          Company and/or from any other party other than from the Landlord, and it may not ask the Electric Company to install a separate meter for the Tenant or to make payments directly to the Electric Company.

     b.   The Tenant will not have any claim or cause of action whatsoever against the Electric Company for the non-provision of electricity or disruption of electricity supply that is caused by anything connected to the Landlord.

     c.   Without derogating from the above, if the Tenant has installed any electronic or electric equipment whatsoever, it may not bring any claim or argument whatsoever to the Electric Company for the disruption of the electricity supply and/or for interference with its supply that is caused by anything connected to the Landlord.

     d.   The Tenant may not sue the Landlord on any ground whatsoever for the non-provision of electricity and/or for disruption of electricity supply that is caused by the Electric Company.

25.

     a.   The Tenant confirms that it is aware that the Tenant will not be permitted to make any use at all of the ramp section in front of the display windows, which is marked in red on the Diagram (Appendix C), and that the above-mentioned will serve for the parking of the vehicles belonging to a tenant and/or other tenants. Notwithstanding the above, the Tenant is hereby given the right to use the area in front of the left display window, which serves as the entry into the store-room, for the purpose of unloading and unloading.

     b.   The Tenant may install, at its expense, two rolling shades instead of the two existing display windows in the area marked with the color red on the Diagram. The Tenant undertakes that at the Landlord's request it will restore the section in which it has installed a rolling shade to its previous condition.

     c.   Any breach of the provisions of this section including any of its sub-sections will constitute a fundamental breach of this agreement.

                                       16

26.  The parties hereby repeat that they do not intend to create a protected tenancy relationship pursuant to the Law, and that it is a fundamental and basic condition of their contractual engagement that the Tenant will not be a protected Tenant pursuant to the Law, and that the various tenancy protection laws will not apply to the Tenant or to the lease, nor will any of the regulations that have been enacted and/or will in the future be enacted pursuant to these pieces of legislation.

27.  The parties hereby declare that on August 20, 1968, there was no resident entitled to possession and/or that the Leased Premises were vacated by any resident who was entitled to possess them after August 8, 1968, that the
     Tenant has not paid to the Landlord the any key money or other consideration for the Landlord's consent to lease the Leased Premises to the Tenant and that the Leased Premises are in a building that was built and completed after 1968 and that the parties have expressly provided and agreed that the Tenant will not be a protected tenant and will not have any right to the protection of the Law.

28.  The Tenant may not offset any financial debt of the Landlord's against any financial debt that the Tenant owes to the Landlord.

29.  All amounts fixed in dollars in this agreement will be paid in New Israeli
     Shekels, according to the representative exchange rate of the United States dollar, and VAT will be added to such amounts as required by law.

30.  Any notice sent by registered mail by one party to the other will be deemed to have arrived at the addressee within 48 hours after it was sent by registered mail or by any other manner which may be proven.

31.  The parties' addresses for the purpose of this agreement shall be those addresses that appear alongside their names at the beginning of the agreement. The Tenant's address will be, beginning on the date of the commencement of the tenancy, the address of the Leased Premises.

32.  The Tenant has erected on the roof of the building a 22-meter pole for an antenna and a base for electronic equipments, subject to having obtained the appropriate authorizations for such from the competent authorities and from a certified engineer. In addition, the Tenant has constructed on the roof of the Hatzabar Street stairway, a generator weighing not more than
     600 kilograms per square meter, subject to any construction restrictions.
     All the various payments, including insurance, for the maintenance of the above-mentioned pole, bases, and generators, will be borne by the Tenant.
     Upon the conclusion of the lease, the pole will remain on the roof of the building without the Tenant having any right to take it and it will become the Landlord's property without the Landlord being required to make any payment whatsoever to the Tenant for it.

                                       17

33.

     a.   The Landlord allows the Tenant to park up to three private vehicles along the wall of the Leased Premises in the area located in the basement of the building, which will be marked by the Landlord and outlined in red on the blueprint attached as Appendix B to the contract, subject to such parking not interfering at all with the movement of vehicles entering or exiting the basement parking lot.

     b.   The Tenant undertakes not to place a vehicle and/or to work and/or to use any other area in the basement or its surroundings, and not to interfere with the movement of vehicles entering or exiting the basement.

          Any breach of the provisions of this section, including of its sub-sections, will be considered to be a fundamental breach of this contract.

34.  The parties hereby waive and relinquish any demand and/or claim which either one of them had against the other prior to the beginning of the lease pursuant to this agreement which relates to the previous lease agreement. In this section, the term "the parties" refers as well to subsidiaries and affiliated companies. Notwithstanding the above, it is agreed that any such waiver by the Landlord is conditioned on the Tenant not committing a fundamental breach of this agreement during the term of the contract, as such is established in Section 4a above. In the event of a fundamental breach of this agreement by the Tenant during the period established in Section 4a above, which is not corrected by the Tenant within 10 days from the Landlord's written request, the Tenant will be required to pay to the Landlord, immediately upon its request, the debt for rental payments which the Tenant owes pursuant to the previous lease agreement for the ground floor, as stated on the invoice previously submitted to the Tenant in the amount of NIS 457,000, linked to the consumer price index as of the date of this agreement (hereinafter: "the
     PAST DEBT"). The parties hereby agree that the Tenant's consent to pay the above-mentioned debt in the event of such a breach is in the context of a compromise to which the parties have agreed, without the payment being considered to be an acknowledgement by the Tenant of the debt. In order to remove doubt, it is noted that so long as the Tenant does not commit a fundamental breach of this agreement during the period established in
     Section 4a above, the Landlord will not be entitled to receive payment for the Past Debt and the Tenant's signature of this agreement does not constitute an acknowledgement of the Past Debt. The Tenant hereby waives any claim of a statute of limitations even if at the time that the obligation to pay arises, the limitations period has expired, and it also waives any claim of laches and/or any other claim.

                AND IN WITNESS THEREOF, THE PARTIES HAVE SIGNED:

ITURAN LOCATION AND CONTROL
                                            [Stamp - Ituran Location and Control
[Stamp - Mofari Ltd. - and signature]       and signature)
-------------------------------------       ------------------------------------

The Landlord                                The Tenant

                                       18

             ADDENDUM TO THE LEASE AGREEMENT DATED FEBRUARY 7, 2002

                 MADE AND EXECUTED IN AZOR ON FEBRUARY 19, 2002

                                     BETWEEN

                 MOFARI LTD. PRIVATE COMPANY NUMBER 51-1406282-1

                         BY ITS DIRECTOR MENAHEM ROZLER

                 TO BE REFERRED TO HEREINAFTER AS "THE LANDLORD"

                                                               THE FIRST PARTY;

                                       AND

        ITURAN LOCATION AND CONTROL LTD. PUBLIC COMPANY NUMBER 520043811

                  TO BE REFERRED TO HEREINAFTER AS "THE TENANT"

                                                               THE SECOND PARTY;

WHEREAS:       On February 7, 2002 the parties signed an unprotected lease agreement for an area of 2,614 square meters in the building known as Parcel 87 in Bloc 6010 (hereinafter: "the Agreement");

AND WHEREAS:   The parties wish to amend the agreement in the manner provided below in this addendum;

                  THE PARTIES HAVE THEREFORE AGREED AS FOLLOWS:

     1.   The preamble to this agreement constitutes an integral part thereof.

     2.   The parties have agreed that notwithstanding the provisions of Section
          4 of the Agreement regarding the Lease Agreement, the Lease Period for the area of 234 square meters located on the second floor of the building, which, at the time of the signing of this agreement, was in the possession of Ituran Cellular Communications Ltd. (as described in
          Appendix D to the Agreement), shall be until January 31, 2003.

     3.   From February 1, 2003 until March 31, 2008, either party to this addendum may notify the other by a written notice given 90 days in advance of the conclusion of the lease agreement which is the subject of this addendum, and at the end of such 90 days, the Tenant will vacate the area which is the subject of this addendum.

                                       19

                AND IN WITNESS THEREOF, THE PARTIES HAVE SIGNED:

                                       (Stamp - Ituran Location and Control Ltd.
(Stamp - Mofari Ltd. - and signature)  signature)
-------------------------------------  -----------------------------------------

The Landlord                                         The Tenant

                                       20

        [Appendices A through D which include diagrams of the floor plans of the leased property have been omitted]

                                       21